UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2008
VERIFONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2099 Gateway Place, Suite 600
San Jose, CA 95110
(Address of principal executive offices with zip code)
(408) 232-7800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On April 28, 2008, VeriFone Inc. (the “ Borrower ”) and VeriFone Intermediate Holdings, Inc., wholly-owned subsidiaries of VeriFone Holdings, Inc. (the “ Company ”) entered into a Second Amendment to Credit Agreement (the “ Second Amendment ”) with the Lenders under its Credit Agreement, dated as of October 31, 2006, as amended by a first amendment thereto, dated as of January 25, 2008. The Second Amendment extends the time periods for delivery of certain required financial information for the three month periods ended January 31, April 30 and July 31, 2007, the year ended October 31, 2007, the three month period ended January 31, 2008 and the three month period ending April 30, 2008. These delays result from the anticipated restatement of the 2007 historical quarterly financial statements and the related delays in filing the Company’s annual report on From 10-K for the year ended October 31, 2007, the Company’s quarterly report on Form 10-Q for the three months ended January 31, 2008 and the Company’s quarterly report on Form 10-Q for the three months ending April 30, 2008. The Second Amendment extends the date for delivery of the required financial information to July 31, 2008. The Second Amendment also waives any default or event of default that may result from the Company’s failure to meet the filing requirements of the Securities Exchange Act of 1934, the Company’s failure to deliver the required financial information described above and the anticipated restatement. In connection with the Second Amendment, the Borrower paid to consenting Lenders a fee of 0.25% of the aggregate amount outstanding under the term loan and revolving credit commitment made available by the consenting Lenders, agreed to an increase in the interest rate payable on the term loan and any revolving commitments of 0.75% per annum, agreed to an increase of 0.125% per annum to the commitment fee for unused revolving commitments and agreed to an increase of 0.75% per annum to the letter of credit fees, each of which are effective from the date of such Second Amendment.
     The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Second Amendment to Credit Agreement dated as of April 28, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.
Date: April 28, 2008	By:	/s/ Douglas G. Bergeron
	Name:	Douglas G. Bergeron
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Credit Agreement dated as of April 28, 2008

4